UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3535 General Atomics Court, Suite 200

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 875-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)                                      On March 14, 2014, the Board of Directors (the “Board”) of Fate Therapeutics, Inc. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Robert S. Epstein, M.D., M.S. to the Board as a Class I director of the Company, to serve in such capacity until the annual meeting of the Company’s stockholders in 2014 or until his earlier resignation, death or removal.

Dr. Epstein is an epidemiologist and strategic consultant to life sciences companies and serves as a director on the boards of AVEO Pharmaceuticals, Inc., Illumina, Inc., a life sciences company, and Proteus Digital Health, Inc., a healthcare technology company.  From August 2010 to April 2012, Dr. Epstein served as president of the Medco-UBC Division and Chief Research and Development officer of Medco Health Solutions, Inc., a managed healthcare company. In this role, Dr. Epstein was responsible for all of Medco’s clinical research initiatives, including the Medco Research Consortium (“Medco”) and United BioSource Corporation.  Dr. Epstein served as Senior Vice President and Chief Medical Officer from 1997 to August 2010 at Medco and was appointed President of the Medco Research Institute in 2009. Before joining the private sector, Dr. Epstein was trained as an epidemiologist and held various positions in public health and academia. He is a past elected President of the International Society of Pharmacoeconomics and Outcomes Research and has served on the Board of Directors for the Drug Information Association.  In 2008, Dr. Epstein was nominated and elected to the Federal CDC EGAPP (Evaluation of Genomic Applications in Practice & Prevention) Stakeholder Committee, and the AHRQ CERT (Centers for Education and Research on Therapeutics) Committee.  Dr. Epstein holds a B.S. and an M.D. from the University of Michigan and an M.S. from the University of Maryland.

Upon his election to the Board, Dr. Epstein was granted an option to purchase 20,000 shares of the Company’s Common Stock at an exercise price of $11.15 per share, which will vest in equal monthly installments during the three years following the grant date, subject to Dr. Epstein’s continued service on the Board.  All options granted to non-employee directors have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant.

In connection with his election to the Board, Dr. Epstein has been appointed to serve as a member of the Compensation Committee of the Board.

There are no arrangements or understandings between Dr. Epstein and any other persons pursuant to which he was appointed as a member of the Board.  There are no family relationships between Dr. Epstein and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer.  There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Epstein and the Company.

A copy of the press release announcing Dr. Epstein’s appointment is furnished herewith as Exhibit 99.1

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2014	Fate Therapeutics, Inc.

	By:	/s/ J. Scott Wolchko
J. Scott Wolchko
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 17, 2014